Exhibit 10.4
AMENDMENT NO. 1
TO
EQUITYHOLDERS AGREEMENT
     This AMENDMENT NO. 1 (this “Amendment”) is made as of the 16th day of September, 2011, by and among Equity One, Inc., a Maryland corporation (“Equity One”), Capital Shopping Centres Group PLC, a public limited company organized under the laws of England and Wales (“Parent”), Liberty International Holdings Limited, a private company limited by shares organized under the laws of England and Wales (“LIH”), Gazit-Globe, Ltd., an Israeli corporation (“Gazit Globe”), MGN (USA) Inc., a Nevada corporation (“MGN”), Gazit (1995), Inc., a Nevada corporation (“1995”), MGN America, LLC, a Delaware limited liability company (“America”), Silver Maple (2001), Inc., a Nevada corporation (“Silver Maple”), Ficus, Inc., a Delaware corporation (“Ficus”) and Gazit First Generation LLC, a Delaware limited liability company (“First Generation”).
     WHEREAS, Equity One, LIH, Parent, Gazit Globe, MGN, 1995, America, Silver Maple and Ficus are parties to that certain Equityholders Agreement, dated as of May 23, 2010 and effective as of January 4, 2011 (the “Equityholders Agreement”);
     WHEREAS, the parties hereto desire to amend certain terms of the Equityholders Agreement as set forth herein and to add First Generation as a member of the Gazit Group (as defined in the Equityholders Agreement); and
     WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Equityholders Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Amendment to Preamble. The Preamble of the Equityholders Agreement is hereby amended to delete the phrase “Silver Maple, Inc., a Nevada corporation” and replace it with “Silver Maple (2001), Inc., a Nevada corporation”.

2.	Section 2.7 (Gazit Voting Obligation). Section 2.7 of the Equityholders Agreement is hereby deleted in its entirety and replaced as follows:
     2.7 Gazit Voting Obligation. Each member of the Gazit Group executing this Agreement agrees, and will cause Chaim Katzman and each of their respective controlled Affiliates (other than Affiliates that have executed this Agreement), at any meeting of the stockholders of Equity One, or with respect to any action by written consent of such stockholders, to cause all EQY Common Stock Beneficially Owned by the Gazit Group or over which it has the power to direct the vote, to be voted in favor of the election of the LIH nominee to the Equity One Board approved by the Equity One Board in accordance with Section 2.3 for so long as LIH has the right to nominate a director to the Equity One Board pursuant to this Article 2; provided, however, that each member of the Gazit Group will only be required to vote in favor of such approved LIH nominee if such LIH nominee is qualified, in the Gazit Group’s reasonable judgment, to serve as a director of Equity One, and provided, further, that the obligations of the members of the Gazit Group to so vote or so cause to be voted at any such meeting under this Section 2.7 shall apply only to EQY Common Stock Beneficially Owned by the Gazit Group (or over which it has the power to direct the vote) that represents, in the aggregate, up to 45.0% of the total voting power entitled to vote at such meeting (the “Gazit Voting Obligation”). The Gazit Group agrees that in the event that a Parent Section 16 Person is approved by the Equity One Board as the LIH nominee pursuant to Section 2.3, then such LIH nominee will be deemed qualified by the Gazit Group for purposes of this Section 2.7.
3.	Addition of First Generation to Gazit Group. First Generation hereby confirms and acknowledges that it is a “controlled” Affiliate of Gazit Globe and, accordingly is a member of the Gazit Group for all purposes of the Equityholders Agreement. First Generation agrees to perform all obligations and agreements applicable to it as a member of the Gazit Group under the Equityholders Agreement.

4.	Interpretation. The Equityholders Agreement shall not be amended or otherwise modified by this Amendment except as set forth above. The provisions of the Equityholders Agreement that have not been amended hereby shall remain in full force and effect, including, without limitation, the LIH Voting Obligation. The provisions of the Equityholders Agreement amended hereby shall remain in full force and effect as amended hereby. In the event of any inconsistency or contradiction between the terms of this Amendment and the Equityholders Agreement, the provisions of this Amendment shall prevail and control.
5.	Reference to the Agreement. On and after the date hereof, each reference in the Equityholders Agreement to “this Agreement”, “hereof” and “herein” and words of similar import shall, unless otherwise stated, be construed to refer to the Equityholders Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Equityholders Agreement, a reference to the Equityholders Agreement in any such instrument or document to be deemed to be a reference to the Equityholders Agreement as amended by this Amendment.

6.	Multiple Counterparts. This Amendment may be executed manually or by facsimile in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

7.	Governing Law. This Amendment shall be governed by and construed in accordance with the internal Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.
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          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

EQUITY ONE, INC.
By:	/s/ Arthur L. Gallagher
	Name:	Arthur L. Gallagher
	Title:	Executive Vice President & General Counsel

CAPITAL SHOPPING CENTRES GROUP PLC
By:	/s/ David Fischel
	Name:	David Fischel
	Title:	Director

LIBERTY INTERNATIONAL HOLDINGS LIMITED
By:	/s/ David Fischel
	Name:	David Fischel
	Title:	Director

GAZIT-GLOBE, LTD.
By:	/s/ Eran Ballan
	Name:	Eran Ballan
	Title:	Senior E.V.P. & General Counsel

By:	/s/ Varda Zuntz
	Name:	Varda Zuntz
	Title:	Company Secretary

MGN (USA) INC. GAZIT (1995), INC. MGN AMERICA, LLC SILVER MAPLE (2001), INC. FICUS, INC.
BY: GAZIT-GLOBE, LTD. (pursuant to
Section 8.8 of the Equityholders
Agreement)

By:	/s/ Eran Ballan
	Name:	Eran Ballan
	Title:	Senior E.V.P. & General Counsel

By:	/s/ Varda Zuntz
	Name:	Varda Zuntz
	Title:	Company Secretary

GAZIT FIRST GENERATION LLC
By:	/s/ Gil Kotler
	Name:	Gil Kotler
Title:

By:	/s/ Sean Kanov
	Name:	Sean Kanov
	Title:	Controller, Secretary

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